Exhibit (a)(1)(E)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

COLLECTORS UNIVERSE, INC.

at

$75.25 NET PER SHARE

Pursuant to the Offer to Purchase dated December 17, 2020

by

Cards Acquisition Inc.

an indirect wholly owned subsidiary of

Cards Parent LP

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK TIME ON JANUARY 19, 2021 (ONE MINUTE AFTER 11:59 P.M., NEW YORK TIME, ON JANUARY 19, 2021) UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

December 17, 2020

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated as of December 17, 2020 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) in connection with the offer by Cards Acquisition Inc., a Delaware corporation (“Purchaser”) and an indirect wholly owned subsidiary of Cards Parent LP, a Delaware limited partnership (“Parent”), to purchase all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Collectors Universe, Inc., a Delaware corporation (the “Company”), at a purchase price of $75.25 per Share, without interest and subject to any required withholding taxes, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Also enclosed is the Company’s Solicitation/Recommendation Statement on Schedule 14D-9.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Please note carefully the following:

1.

The offer price for the Offer is $75.25 per Share, without interest and subject to any required withholding taxes, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

2.	The Offer is being made for all outstanding Shares (other than Excluded Shares (as defined in the Offer to Purchase)).

3.

The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of November 30, 2020 (the same, as it may be amended or supplemented from time to time in accordance with its terms, the “Merger Agreement”), by and among the Company, Parent and Purchaser. The Merger Agreement provides that, after the completion of the Offer, Purchaser will be merged with and into the Company (the “Merger” and, together with the Offer and the other transactions contemplated by the Merger Agreement, the “Transactions”) with the Company continuing as the surviving corporation in the Merger and an indirect wholly owned subsidiary of Parent.

4.

Following careful consideration, the board of directors of the Company (the “Company Board”), has: (a) approved and declared it advisable, to enter into the Merger Agreement and consummate the Transactions, upon the terms and subject to the conditions set forth in the Merger Agreement; (b) determined that the Merger Agreement and the Transactions are fair to, and in the best interests of, the Company and the holders of Shares, other than Excluded Shares (as defined in the Offer to Purchase) that are not Dissenting Shares (as defined in the offer to Purchase); (c) agreed to effect the Merger pursuant to Section 251(h) of the Delaware General Corporation Law, as amended; and (d) resolved, subject to the terms and conditions of the Merger Agreement, to recommend that the holders of Shares accept the Offer and tender their Shares to Purchaser pursuant to the Offer, subject to the terms and conditions set forth in the Merger Agreement.

THE COMPANY BOARD RECOMMENDS THAT YOU TENDER ALL OF YOUR SHARES TO PURCHASER PURSUANT TO THE OFFER.

5.

The Offer and withdrawal rights will expire at 12:00 midnight, New York time, on January 19, 2021 (one minute after 11:59 p.m., New York time, on January 19, 2021) unless the Offer is extended by Purchaser in accordance with the terms of the Merger Agreement.

6.	The Offer is subject to certain conditions described in Section 15 of the Offer to Purchase.

7.	Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction, and Purchaser is not aware of any jurisdiction in which the making of the Offer or the tender of Shares in connection therewith would not be in compliance with the laws of such jurisdiction. If Purchaser becomes aware of any jurisdiction in which the making of the Offer would not be in compliance with applicable law, Purchaser will make a good faith effort to comply with any such law. If, after such good faith effort, Purchaser cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction. In those jurisdictions where applicable laws require that the Offer be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

COLLECTORS UNIVERSE, INC.

at

$75.25 NET PER SHARE

Pursuant to the Offer to Purchase dated December 17, 2020

by

Cards Acquisition Inc.

an indirect wholly owned subsidiary of

Cards Parent LP

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated as of December 17, 2020 (the same, as it may be amended or supplemented from time to time in accordance with its terms, the “Offer to Purchase”), and the related Letter of Transmittal (the same, as it may be amended or supplemented from time to time in accordance with its terms, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), in connection with the offer by Cards Acquisition Inc., a Delaware corporation (“Purchaser”) and an indirect wholly owned subsidiary of Cards Parent LP, a Delaware limited partnership, to purchase all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Collectors Universe, Inc., a Delaware corporation, at a purchase price of $75.25 per Share, without interest and subject to any required withholding taxes, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf to Broadridge, Inc. (the “Depositary”) will be determined by Purchaser (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:                     SHARES1

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*1	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:
(Signature(s))
(Please Print Name(s))
Address
Include Zip Code
Area Code and Telephone No.
Taxpayer Identification or Social Security No.

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